Exhibit 10.2

SELLER NOTE

THIS NOTE (AS DEFINED BELOW) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE MAKER, OR OTHER COUNSEL, REASONABLY ACCEPTABLE TO THE MAKER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE, AND ALL RIGHTS OF THE HOLDER HEREOF WITH RESPECT THERETO, ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF EVEN DATE HEREWITH (THE “SUBORDINATION AGREEMENT”), BY AND AMONG (I) RECRO PHARMA, INC. (“BORROWER”), (II) IRISYS, INC. (“SELLER”) AND (III) ATHYRIUM OPPORTUNITIES III ACQUISITION LP, AS ADMINISTRATIVE AGENT UNDER THE SENIOR CREDIT AGREEMENT (AS DEFINED BELOW) (THE “ADMINISTRATIVE AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER AND THE OTHER LOAN PARTIES (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) TO THE ADMINISTRATIVE AGENT AND THE LENDERS (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF NOVEMBER 17, 2017 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED, REFINANCED, RENEWED, REPLACED, IN WHOLE OR PART, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SENIOR CREDIT AGREEMENT”) AMONG THE BORROWER, THE OTHER LOAN PARTIES PARTY THERETO, THE ADMINISTRATIVE AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO; AND THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS PROMISSORY NOTE MAY NOT BE ASSIGNED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.

RECRO PHARMA, INC.

SUBORDINATED PROMISSORY NOTE

August 13, 2021 (the “Issue Date”) $6,116,672.72

FOR VALUE RECEIVED, Recro Pharma, Inc., a Pennsylvania corporation (the “Borrower”), hereby promises to pay to the order of IriSys, Inc., a California corporation or its successors or permitted assigns (“Seller”), in lawful money of the United States of America, the principal amount of SIX MILLION ONE HUNDRED SIXTEEN THOUSAND SIX HUNDRED SEVENTY-TWO DOLLARS AND SEVENTY-TWO CENTS ($6,116,672.72), subject to adjustment pursuant to Section 4 below, together with interest from the Issue Date on the unpaid principal balance as set forth below, in accordance with and

Exhibit 10.2

subject to the provisions of this subordinated promissory note (as it may be amended from time to time, this “Note”).

This Note is being issued pursuant to that certain Unit Purchase Agreement, dated as of August 13 2021, by and among the Borrower, Seller and the other parties thereto (as it may be amended from time to time, the “Purchase Agreement”). Certain capitalized terms used in this Note are defined in Section 6 below.

1.
Interest. The outstanding principal amount of this Note shall accrue interest at a rate of 6.0% per annum (calculated on the basis of actual days elapsed in a year of 365 days as may be adjusted below, the “Interest Rate”), due and payable in cash (for the avoidance of doubt, subject to the Subordination Agreement), on each Payment Date. For the avoidance of doubt, subject to the Subordination Agreement, the Borrower shall pay all accrued but unpaid interest on this Note in cash on the Maturity Date. If any amount of principal of this Note is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at 10.0% per annum (the “Default Rate”) at all times to the fullest extent permitted by applicable laws. While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Note Obligations hereunder at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable by the Borrower upon Lender’s demand. Interest on this Note shall be due and payable by the Borrower in arrears on each Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any bankruptcy, insolvency or other debtor relief laws. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
2.
Payment of Principal and Interest; Maturity Date.
(a)
Subject to the Subordination Agreement and the other provisions of this Note, the Borrower unconditionally promises to pay Seller all outstanding principal of this Note in three equal installments, one such installment due and payable on each Payment Date, together with interest accrued on this Note; provided, that (i) the final principal repayment installment of this Note shall be repaid on the Maturity Date and in any event shall be in an amount equal to the total principal amount of this Note outstanding on such date and (ii) the principal installment amounts shall be reduced ratably as a result of the application of any prepayments hereof made by the Borrower to Seller.
(b)
Subject to the Subordination Agreement, the Borrower may, at any time and from time to time, upon at least three Business Days’ notice to Lender, voluntarily prepay all or any portion of the outstanding principal of this Note without penalty or premium; provided, any prepayment of this Note shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount of this Note then outstanding.
(c)
Any prepayment of this Note shall be accompanied by all accrued interest on the amount prepaid. Each prepayment of this Note pursuant to Section 2(b) shall be applied in the inverse order of maturity to the principal repayment installments hereof.
(d)
Upon the occurrence of a Change of Control, the Borrower shall prepay all outstanding principal of, and all accrued and unpaid interest on, this Note.
3.
Restrictions on Payment.

Exhibit 10.2

(e)
Unsecured Nature of Note. This Note and the obligations hereunder shall at all times be unsecured. Any lien on or security interest in any property of the Borrower at any time granted to Seller shall be deemed null and void.
(f)
Successors and Assigns; Third Party Beneficiary. The provisions of this Note shall be binding on, and enforceable against, Seller and the Borrower and their respective successors and assigns; provided that (i) the Borrower shall not be entitled to assign its obligations hereunder to any person or entity without the prior written consent of Seller and (ii) the Borrower shall not be entitled to assign its obligations under this Note to any person or entity without the prior written consent of the Administrative Agent.
(g)
Acknowledgment; Amendments. Seller acknowledges and agrees that this Note is subject in all respects to the terms of the Subordination Agreement. Until all Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in this Note, Seller and Borrower shall not, without the prior written consent of Administrative Agent, agree to any amendment or modification of this Note.
4.
Purchase Agreement Obligations. At the option of Seller, the amount of any Purchase Agreement Obligation which is finally determined to be payable by Seller pursuant to the Purchase Agreement and unpaid from time to time shall, upon written notice of such election by Seller to the Purchaser, be automatically set off against the amount of the Note Obligations then due and payable hereunder.
5.
Acceleration and Event of Default. Subject to the Subordination Agreement, the entire unpaid principal amount of this Note, all accrued and unpaid interest thereon and any other amounts due hereunder shall automatically accelerate and shall be due and payable by the Borrower, without presentment, demand, protest or notice of any kind, each of which is hereby expressly waived, on the date of occurrence of an Event of Default. Upon the occurrence of an Event of Default, Seller shall have available, in addition to all remedies available hereunder, those remedies available to a creditor of the Borrower or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
6.
Definitions. For purposes of this Note, the following capitalized terms have the following meanings.

2“Change of Control” has the meaning set forth in the Senior Credit Agreement, mutatis mutandis.

1.
“Event of Default” shall mean if (i) Borrower becomes insolvent or becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or any property thereof, or makes a general assignment for the benefit of creditors or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Borrower or for a substantial part of the property thereof and such appointment continues undischarged or unstayed for 60 calendar days; (iii) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Borrower, and if such case or proceeding is not commenced by Borrower, it is consented to or acquiesced in by Borrower, or remains for 60 days undismissed or unstayed; (iv) Borrower takes any action to authorize, or in furtherance of, any of the foregoing; (v) Borrower fails to pay when and as required to be paid herein, (A) any Note Obligations due on the Maturity Date or (B) any amount of principal of this Note; or (vi) Borrower fails to pay within fifteen (15) days after the same becomes due, any interest on this Note, or any other amount (except for amounts described in clause (v) of this definition) due under this Note.
2.
“Maturity Date” means the earliest to occur of (a) the third anniversary of the Issue Date and (b) the date on which payment of this Note is accelerated pursuant to Section 5 hereof; provided, if such anniversary is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

Exhibit 10.2

“Note Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under this Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any affiliate thereof of any proceeding under any debtor relief laws naming such person or entity as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Note Obligations include the obligation to pay principal, interest, expenses, fees, indemnities and other amounts payable by the Borrower under this Note and the Subordination Agreement.

“Paid in Full” or “Payment in Full” shall mean the payment in full in cash of all Senior Debt, and the termination of all letters of credit and all commitments to lend under the Senior Debt Documents.

“Payment Date” means each of the first and second anniversaries of the Issue Date, and the Maturity Date.

“Purchase Agreement Obligation” means (i) an indemnification obligation of Seller to any Purchaser Indemnified Party (as defined in the Purchase Agreement) arising under Section 7.2 of the Purchase Agreement and which may be recovered directly from Seller pursuant to the provisions of Article VII of the Purchase Agreement or (ii) any payment obligation of Seller pursuant to Section 2.7(g) of the Purchase Agreement.

“Senior Debt” shall mean, collectively, all Loan Documents Obligations (as defined in the Senior Credit Agreement) and any indebtedness incurred to refinance, increase, renew, supplement or replace the same.

“Senior Debt Documents” shall mean the Senior Credit Agreement and all other Loan Documents (as defined in the Senior Credit Agreement).

7.
Amendment and Waiver. The provisions of this Note may be amended or waived only in a writing signed by the Borrower and Seller, and consented to in writing by the Administrative Agent.
8.
Notices. All notices, requests, claims, demands and other communications under this Note will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or when received via email (with confirmation of delivery) to the parties at the following addresses (or at such other address for a party as specified by like notice):

if to Borrower:

Recro Pharma, Inc.
1 E. Uwchlan Ave, Suite 112
Exton, PA 19341
Attention: Ryan Lake
Email: ryan.lake@recrocdmo.com

with a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
Philadelphia, PA 19103

Exhibit 10.2

Attention: Rachael Bushey, Esq. and Jennifer Porter, Esq.
Email: rachael.bushey@troutman.com; jennifer.porter@troutman.com

If to Seller:

IriSys, Inc.
Attention: Gerald Yakatan
Email: gyakatan@sbcglobal.net

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real
San Diego, California 92130
Attention: Martin J. Waters and Jason Skolnik
Fax: (858) 350-2399
Email: mwaters@wsgr.com; jskolnik@wsgr.com

9.
Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of laws rules of such state.
10.
Execution and Delivery. Facsimile, email or other electronic transmission of signatures to this Note shall be acceptable and binding.

11. Expenses; Waivers. If action is instituted to collect this Note, the Borrower promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

12. WAIVER OF JURY TRIAL. BY ACCEPTANCE OF THIS NOTE, LENDER HEREBY AGREES AND THE BORROWER HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE SUBORDINATION AGREEMENT.

[Signature page follows.]

Exhibit 10.2

IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the date first above written.

BORROWER:

RECRO PHARMA, INC.

By: ______________________________

Name:

Its: